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                           [MERRILL LYNCH LETTERHEAD]

Dr. Gregory Fraser
FARO TECHNOLOGIES, INC.
125 TECHNOLOGY PARK
LAKE MARY, FL 32746

        Re: WCMA Line of Credit No. 740-07K27

Dear Dr. Fraser,

It is a pleasure to inform you that we have approved an extension of the above-numbered WCMA Line of Credit for FARO TECHNOLOGIES, INC.

As extended, the new Maturity Date will be May 31, 2003, with all other terms and conditions remaining unchanged. In connection with this extension, a $7,500.00 fee will be charged to the WCMA Account.

Once again, we are pleased to provide you with this extension of your WCMA Line of Credit. Should you have any questions, please contact Stephen A. Ackoury at
(813) 273-8529.

Very truly yours,

Merrill Lynch Business Financial Services Inc.

By: /s/ Kelly Engelke
   ------------------------
   Kelly Engelke
   Senior Credit Manager

cc: Stephen A. Ackoury
    Hunter/Stewart Group